EXHIBIT 23.1

Consent of Independent Auditor

We consent to the use in this Form 8-K/A of HBT Financial, Inc. of our report dated February 25, 2026, with respect to the consolidated financial statements of CNB Bank Shares, Inc. and its subsidiary as of December 31, 2025 and 2024, and for the years then ended included herein.

/sig/ Forvis Mazars, LLP
Decatur, Illinois
April 29, 2026